Exhibit 99.1

HC2 Holdings Provides Business Update in Response to COVID-19 Impact

HC2 Broadcasting Offering Access to Served Communities to Broadcast Their

Critical COVID-19 Programming

NEW YORK, March 23, 2020 -- HC2 Holdings, Inc. (“HC2” or the “Company”) (NYSE: HCHC), a diversified holding company, today provided an update on the operations of its holding company and operating subsidiaries in response to the impact of the COVID-19 outbreak, including steps being taken to ensure employee safety during the continuing COVID-19 outbreak.

HC2’s holding company and its subsidiaries continue to operate, mostly uninterrupted, and the management teams have been implementing their business continuity plans to ensure that their businesses are able to operate and to protect the health and safety of their employees, clients and other business partners as the COVID-19 outbreak continues.

“Across our holding company and operating subsidiaries we are taking steps to ensure that we are able to operate as best as possible while ensuring the health and safety of our employees and doing our part to slow the spread of the COVID-19 outbreak. I want to thank the entire HC2 team for their extraordinary efforts in dealing with the COVID-19 crisis,” stated Philip Falcone, HC2’s Chairman, Chief Executive Officer and President.

HC2 Holdings, Inc.

In response to the impact of the COVID-19 outbreak, the Company continues to operate mostly uninterrupted and has been implementing its business continuity plan. In response to the directives provided by local and state authorities, and in order to protect our employees, we have established a work from home policy until it is deemed safe by local and state authorities to return to the workplace. The Company’s board of directors and management continue to maintain frequent contact and assess the situation, and the Company continues to monitor guidance provided by local, state, federal and global public health authorities, standing ready to implement changes, as needed.

Construction – DBM Global Inc. (“DBM”)

DBM is one of the largest steel fabrication, modeler, detailer and erection companies in the U.S., offering a full suite of integrated steel construction and professional services.

DBM continues to operate construction, field erection jobs and fabrication facilities across the U.S., while the steel mills and other suppliers serving those facilities continue to operate. However, as state and local orders are announced, certain job sites and operations are being impacted. DBM has implemented many measures to protect employees, clients and business partners, including adjusting for childcare needs, working from home where possible, while continuing to assess additional measures. The workforce is complying with guidance on hygiene, cleaning and social distancing as set forth by the Center for Disease Control and other governmental agencies. The company has not experienced any disruption to payables and receivables.

Energy – American Natural Energy Corp. (“ANG”)

ANG is a premier retailer of Compressed Natural Gas (“CNG”) that designs, builds, owns, operates and maintains natural gas fueling stations for the transportation industry. ANG’s principal business is supplying CNG for light-, medium- and heavy-duty vehicles.

ANG and its fueling stations continue to be fully operational with minimal impact as transportation remains a critical component of the supply chain. ANG services customers across a variety of industries and markets. Demand across industries has remained relatively consistent, with pockets of increased demand, such as transportation for grocery clients, which are experiencing greater than normal demand. ANG has implemented a work-from-home policy, with the exception of field technicians, and has implemented measures to protect the health and safety of the field technicians and the customers they serve. The workforce is complying with guidance on hygiene, cleaning and social distancing as set forth by the Center for Disease Control and other governmental agencies and will continue to assess additional measures.

Telecom – PTGi-International Carrier Services Inc. (“ICS”)

ICS provides customers with internet-protocol-based and time-division multiplexing access for the transport of long-distance voice minutes. ICS operates a global telecommunications network consisting of domestic switching and related peripheral equipment, and carrier-grade routers and switches for Internet and circuit-based services. To ensure high-quality communications services, ICS’s network employs digital switching and fiber optic technologies, incorporates the use of Voice-over-Internet Protocol protocols and SS7/C7 signaling, and is supported by comprehensive network monitoring and technical support services.

Thus far, COVID-19 has had minimal impact on ICS’ business operations or financials. ICS will continue to operate in accordance with the evolving regulatory environment.

Insurance – Continental Insurance Group Ltd. (“CIG”)

CIG is a platform for our run-off long-term care and life and annuity business, providing coverage to approximately 132,000 individuals through its insurance company, Continental General Insurance Company ("CGI"). The benefits provided by CGI's insurance operations help protect policy and certificate holders from the financial hardships associated with illness, injury, loss of life, or income discontinuation.

CGI has a strong cash position, net of future funding commitments. The company has intentionally kept a higher than normal cash balance, due to unappealing market valuations for potential investments, and to also allow it to withstand downgrades. CGI’s book is comprised of 93% investment grade securities and CIG has discontinued all investment activity for a 30 day period while CIG and CGI continue to monitor the impacts of the COVID-19 crisis. Furthermore, given the significant uncertainty in the market, CIG and CGI are taking a number of steps to prepare for increased rates of default, forced liquidations, potential regulator-mandated premium holidays to accommodate policyholders who may not be able to make timely payments, downgrades and other scenarios.

Life Sciences – Pansend Life Sciences, LLC (“Pansend”)

Pansend focuses on the development of innovative technologies and products in the healthcare industry.

Among Pansend’s portfolio companies, R2 Technologies and MediBeacon are conducting 90% of their business as they would under normal conditions. This is subject to change as their third party partners / vendors start making adjustments to their schedules and as work policies evolve in response to the COVID-19 crisis.

Broadcasting – HC2 Broadcasting Holdings, Inc. (“HC2 Broadcasting”)

HC2 Broadcasting owns and operates broadcast TV stations throughout the U.S. HC2 Broadcasting’s objective is to build a comprehensive, nationwide over-the-air (“OTA”) broadcast TV distribution platform that will reach a large majority of the U.S. population when fully built, creating an avenue for high-end content providers to deliver their product OTA to more homes and, ultimately, mobile devices.

HC2 Broadcasting continues to be fully operational. HC2 Broadcasting’s stations can be monitored and operated remotely, providing significant cost efficiencies and redundancy, and helping to ensure the safety of our employees.

“We are offering all the city, county or state governments and first responders that serve the communities we reach across the United States to share their programming over our network. Our network of stations can be vital in communicating to all constituents during this rapidly evolving situation,” added Mr. Falcone.

About HC2 Holdings, Inc.

HC2 Holdings, Inc. is a publicly traded (NYSE:HCHC) diversified holding company, which seeks opportunities to acquire and grow businesses that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for all stakeholders. HC2 has a diverse array of operating subsidiaries across multiple reportable segments, including Construction, Energy, Telecommunications, Life Sciences, Broadcasting, Insurance and Other. HC2's largest operating subsidiary is DBM Global Inc., a family of companies providing fully integrated structural and steel construction services. Founded in 1994, HC2 is headquartered in New York, New York. Learn more about HC2 and its portfolio companies at www.hc2.com.

Cautionary Statement Regarding Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release, and certain oral statements made by our representatives from time to time may contain, forward-looking statements. Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might” or “continues” or similar expressions. Such statements are based on the beliefs and assumptions of the Company’s management and the management of the Company’s subsidiaries and portfolio companies. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent statements and reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including in our reports on Forms 10-K, 10-Q and 8-K. Such important factors include, without limitation, issues related to the restatement of our financial statements; the fact that we have historically identified material weaknesses in our internal control over financial reporting, and any inability to remediate future material weaknesses; capital market conditions, including the ability of the Company and its subsidiaries to raise capital; the ability of the Company’s subsidiaries and portfolio companies to generate sufficient net income and cash flows to make upstream cash distributions; volatility in the trading price of the Common Stock; the ability of the Company and its subsidiaries and portfolio companies to identify any suitable future acquisition or disposition opportunities; our ability to realize efficiencies, cost savings, income and margin improvements, growth, economies of scale and other anticipated benefits of strategic transactions; difficulties related to the integration of financial reporting of acquired or target businesses; difficulties completing pending and future acquisitions and dispositions; activities by activist stockholders, including a proxy contest, consent solicitation or any unsolicited takeover proposal; effects of litigation, indemnification claims and other contingent liabilities; changes in regulations and tax laws; the risks and uncertainties associated with, and resulting from, the COVID-19 pandemic; and risks that may affect the performance of the operating subsidiaries and portfolio companies of the Company. Although the Company believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date hereof, and unless legally required, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact

Investor Relations

Garrett Edson

ICR

Phone: (212) 235-2691

E-mail: ir@hc2.com